Exhibit 99.1

ANCESTRY.COM INC. REPORTS Q3 2012 FINANCIAL RESULTS

–Ancestry.com Subscriber Growth up 19% year-over-year–

– Q3 Total Revenue $128 million, up 24% year-over-year –

PROVO, Utah, October 24, 2012 – Ancestry.com Inc. (Nasdaq:ACOM), the world’s largest online family history resource, reported today financial results for the third quarter ended September 30, 2012.

“We are very pleased with our third quarter results that featured strong financial performance and subscriber metrics and solid execution on our content and product initiatives,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “We completed the indexing of the 1940 US Federal Census, a key milestone for Ancestry.com and the family history category, and we continued to make progress with our mobile app platform and AncestryDNA rollout.”

Separately, on October 22, 2012 the Company reported that a company owned by the Permira funds and co-investors entered into a definitive merger agreement to acquire Ancestry.com for $32.00 per share in cash in a transaction valued at $1.6 billion. The transaction, which is subject to the approval of holders of a majority of the outstanding shares of Ancestry.com common stock and other customary closing conditions, is expected to close in early 2013.

Ancestry.com Web Sites Highlights

•	Subscribers totaled approximately 2,020,000 as of September 30, 2012, a 19% increase over the end of the third quarter of 2011 and a 1% increase from the end of the second quarter of 2012.

•	Gross subscriber additions were 286,000 in the third quarter of 2012, compared to 274,000 in the third quarter of 2011 and 361,000 in the second quarter of 2012.

•	Monthly churn[1] was 3.9% in the third quarter of 2012, compared to 4.2% in the third quarter of 2011 and 3.4% in the second quarter of 2012.

•	Subscriber acquisition cost[2] in the third quarter of 2012 was $84.14, compared to $93.64 in the third quarter of 2011 and $81.49 in the second quarter of 2012.

•	Average monthly revenue per subscriber[3] in the third quarter of 2012 was $18.68, compared to $18.68 in the third quarter of 2011 and $18.84 in the second quarter of 2012.

Third Quarter 2012 Financial Highlights

•	Total revenue for the third quarter of 2012 was $128.4 million, an increase of 24% over $103.1 million in the third quarter of 2011.

•	Operating income for the third quarter of 2012 was $35.9 million, compared to $27.2 million in the third quarter of 2011.

•

Adjusted EBITDA[4] for the third quarter of 2012 was $51.3 million, compared to $40.1 million in the third quarter of 2011. Adjusted EBITDA margin for the third quarter of 2012 was 39.9%, compared to 38.9% in the third quarter of 2011.

1	Monthly churn is a measure representing the number of subscribers to the Ancestry.com Web sites that cancel in the quarter divided by the sum of beginning subscribers and gross subscriber additions during the quarter. To arrive at monthly churn, the results are divided by three.
2	Subscriber acquisition cost is external marketing and advertising expense associated with the Ancestry.com Web sites for the quarter, divided by gross subscriber additions to the Ancestry.com Web sites in the quarter.
3	Average monthly revenue per subscriber is total subscription revenues earned in the quarter from subscriptions to the Ancestry.com Web sites divided by the average number of subscribers in the quarter, divided by three. The average number of subscribers for the quarter is calculated by taking the average of the beginning and ending number of subscribers for the quarter.

•	Net income was $24.9 million, or $0.54 per fully diluted share, for the third quarter of 2012 compared to $19.1 million, or $0.40 per fully diluted share, in the third quarter of 2011.

•	Free cash flow[5] totaled $30.8 million for the third quarter of 2012 compared to $30.6 million for the third quarter of 2011.

•	Cash and cash equivalents totaled $64.6 million as of September 30, 2012.

Recent Business Highlights

•	The Company completed the acquisition of Archives.com.

•	The Company completed the acquisition of 1000Memories and its popular Shoebox app.

•	The Company released the first complete and searchable 1940 US Federal Census database on August 2, 2012 with 134 million searchable indexed records.

•	The Company ended the quarter with approximately 11 billion records; new collections included:

•	Over 13 million vital records from Indiana, Tennessee, Ohio, Washington, and Kansas

•	Approximately 1 million new passenger lists and naturalization records from New York, Texas, Washington, Pennsylvania, US Virgin Islands, and Puerto Rico

•	4.4 million records from the US WWII Navy Muster Lists

•	Several international collections including the UK Trade Directories, Irish Historic Newspapers, and the Mecklenburg Census from Germany

•	The Company added a monthly mobile membership allowing customers to discover their family history on-the-go via a smart phone or iPad.

•	The continued rollout of AncestryDNA aimed at enhancing the family history experience by revealing genetic ethnicities, genetic cousins, and recent common ancestors.

Conference Call & Webcast

Ancestry.com has canceled the third quarter 2012 earnings conference call and webcast with analysts and investors that had been scheduled for October 24, 2012.

Use of Non-GAAP Measures

The Company believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. In the case of adjusted EBITDA, net income is adjusted for such expenses as interest, income taxes, stock-based compensation and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash paid for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of its results with those of other companies; and in communications with its board of directors concerning its financial performance. The Company also uses adjusted EBITDA and has used free cash flow as factors when determining the incentive compensation pool.

4	Adjusted EBITDA is defined as net income plus other expense, net; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and certain non-recurring (income) expenses.
5	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash paid for income taxes and interest.

About Ancestry.com

Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with more than 2 million paying subscribers. More than 11 billion records have been added to the site in the past 15 years. Ancestry users have created more than 40 million family trees containing approximately 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, its reach, its activities to enhance subscribers' experience and deliver product innovations and enhancements, improved features and tools, its activities to develop and promote its products (including DNA services), its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in consummating the recently announced acquisition of the Company and integrating acquired businesses and retaining customers; the timing and amount of investments in the Company's DNA service; market conditions; the Company’s common stock price; the availability of cash and credit; the adverse impact of competitive product announcements; NBC’s failure to renew Who Do You Think You Are?; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors' actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in discussions in other of the Company’s SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Aaron Felix	Heather Erickson
(801) 705-7942	(801) 705-7104
afelix@ancestry.com	herickson@ancestry.com

Ancestry.com Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,625	$48,998
Restricted cash	16,157	1,702
Accounts receivable, net	9,854	7,599
Income tax receivable	4,784	1,763
Deferred income taxes	4,911	4,823
Prepaid expenses and other current assets	7,692	7,945

Total current assets	108,023	72,830
Property and equipment, net	28,272	21,701
Content databases, net	95,787	76,646
Intangible assets, net	52,731	17,594
Goodwill	372,901	302,422
Other assets	12,367	2,656

Total assets	$670,081	$493,849

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,363	$9,817
Accrued expenses	37,904	33,428
Escrow liability	15,957	1,297
Deferred revenues	143,418	108,654
Debt	55,000	10,000

Total current liabilities	265,642	163,196
Deferred income taxes	15,527	14,925
Other long-term liabilities	14,199	5,219

Total liabilities	295,368	183,340
Commitments and contingencies
Stockholders’ equity:
Common stock	49	48
Additional paid-in capital	393,250	374,948
Treasury stock	(175,000)	(162,168)
Accumulated other comprehensive income	873	564
Retained earnings	155,541	97,117

Total stockholders’ equity	374,713	310,509

Total liabilities and stockholders’ equity	$670,081	$493,849

Ancestry.com Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(unaudited)		(unaudited)
Revenues:
Subscription revenues	$118,932	$98,093	$334,565	$279,983
Product and other revenues	9,423	5,008	21,404	15,454

Total revenues	128,355	103,101	355,969	295,437
Costs of revenues:
Cost of subscription revenues	16,776	15,292	49,473	43,290
Cost of product and other revenues	6,319	1,558	12,688	5,227

Total cost of revenues	23,095	16,850	62,161	48,517

Gross profit	105,260	86,251	293,808	246,920
Operating expenses:
Technology and development	19,887	14,773	55,292	42,683
Marketing and advertising	30,810	30,266	105,303	94,324
General and administrative	14,108	9,753	37,483	29,221
Amortization of acquired intangible assets	4,577	4,304	10,362	12,871

Total operating expenses	69,382	59,096	208,440	179,099

Income from operations	35,878	27,155	85,368	67,821
Other income (expense), net	102	(393)	87	(929)

Income before income taxes	35,980	26,762	85,455	66,892
Income tax expense	(11,080)	(7,711)	(27,031)	(22,313)

Net income	$24,900	$19,051	$58,424	$44,579

Net income per common share
Basic	$0.58	$0.43	$1.36	$0.99

Diluted	$0.54	$0.40	$1.28	$0.90

Weighted average common shares outstanding
Basic	43,094	44,670	42,877	45,209

Diluted	45,974	48,173	45,750	49,436

Reconciliation of adjusted EBITDA and free cash flow to net income:
Net income	$24,900	$19,051	$58,424	$44,579
Other income (expense), net	(102)	393	(87)	929
Income tax expense	11,080	7,711	27,031	22,313
Depreciation	3,754	3,341	10,907	9,793
Amortization	7,554	6,681	18,476	19,663
Stock-based compensation expense	4,083	2,942	11,086	6,868

Adjusted EBITDA	$51,269	$40,119	$125,837	$104,145

Capitalization of content databases	(6,288)	(4,673)	(18,966)	(14,624)
Purchases of property and equipment	(7,326)	(4,573)	(17,443)	(8,991)
Cash paid for interest	(337)	(107)	(537)	(333)
Cash paid for income taxes	(6,537)	(126)	(27,061)	(3,683)

Free cash flow	$30,781	$30,640	$61,830	$76,514

Ancestry.com Inc.

Other Data

	Three Months Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Total subscribers	2,020,043	2,005,409	1,869,571	1,702,563	1,701,322	1,672,319	1,615,169
Gross subscriber additions	285,683	360,685	389,928	219,886	273,979	321,687	424,531
Monthly churn	3.9%	3.4%	3.6%	3.8%	4.2%	4.6%	3.7%
Subscriber acquisition cost	$84.14	$81.49	$88.11	$107.88	$93.64	$81.23	$69.56
Average monthly revenue per subscriber	$18.68	$18.84	$18.49	$18.38	$18.68	$18.88	$18.05